Exhibit 107

Filing Fee Table

F-1

(Form Type)

PicoCELA Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title(1)	Rule	Registered	Unit	Price(2)	Fee Rate	Fee
Fees to Be Paid	Equity	Common Shares(3)	Rules 457(a) and 457(o)	–	–	$13,800,000	0.0001531	$2,112.78
	Equity	Common Shares (4)	Rules 457(a) and 457(o)	–	–	$12,000,240	0.0001531	$1,837.24
	Total Offering Amounts					$25,800,240		$3,950.02
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$3,950.02

(1)	American depositary shares (“ADSs”) issuable upon deposit of the common shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. ). Each ADS represents one common share.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes (a) common shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs to cover over-allotments, if any, and (b) all common shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States. Offers and sales of common shares outside the United States are being made pursuant to Regulation S under the Securities Act and are not covered by this registration statement.

(3)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional common shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(4)	Represents common shares registered for resale on this registration statement by the selling shareholders named in this registration statement or their permitted transferees.